UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2026, College Station 1892 Properties, L.L.C. (Seller), a Texas limited liability company and a wholly-owned subsidiary of Stratus Properties Inc. (Stratus), entered into an Agreement of Sale and Purchase (Purchase Agreement) with Brixmor Operating Partnership LP, a Delaware limited partnership (Purchaser), pursuant to which Seller agreed to sell to Purchaser certain real and personal property associated with the retail component of Jones Crossing, including undeveloped commercial acreage, for a purchase price of $46.5 million in cash. At closing, Purchaser will assume Seller’s rights and obligations as tenant under the ground leases underlying the property.

Jones Crossing is Stratus’ H-E-B, L.P. (H-E-B) grocery-anchored, mixed-use development located in College Station, Texas, the location of Texas A&M University. The retail component of Jones Crossing includes 154,092 square feet of retail space, including an H-E-B grocery store, two retail pad sites subject to ground leases to tenants, and approximately 22 undeveloped commercial acres with estimated future development potential of approximately 104,750 square feet of commercial space and up to seven retail pad sites available for lease. Following the sale, Stratus will retain the 21-acre multi-family component of Jones Crossing, including the ground lease underlying the multi-family property.

If the sale is completed, it is expected to generate estimated pre-tax net cash proceeds of approximately $20.0 million, after selling costs and payment of the project loan. The sale, if completed, is expected to close in the second or third quarter of 2026, following the expiration of the inspection period described below and subject to the satisfaction or waiver of a number of customary closing conditions. The Purchase Agreement may be terminated under certain circumstances, including if closing conditions are not satisfied or waived by the parties, in which case the earnest money deposits as described below would be returned to Purchaser.

Pursuant to the Purchase Agreement, Purchaser deposited $465,000 in earnest money in escrow (Earnest Money Deposit) with an additional $465,000 to be deposited in escrow within three business days after the expiration of the inspection period (Additional Earnest Money Deposit). Such deposits will be applied toward the purchase price at closing, as applicable. Purchaser may terminate the Purchase Agreement, in its sole discretion, with or without cause, on or prior to May 29, 2026, the expiration of the inspection period, and the Earnest Money Deposit will be returned to Purchaser. In the event of a default by Purchaser after the inspection period, Seller would retain the Earnest Money Deposit and the Additional Earnest Money Deposit as liquidated damages in full satisfaction of Seller’s claims against Purchaser for any default.

The Purchase Agreement contains other covenants and termination provisions, and representations, warranties and indemnities customary for transactions of this type. The closing of the sale is not subject to any financing condition. Stratus has agreed to guarantee certain limited post-closing obligations of Seller under the Purchase Agreement.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01. The Purchase Agreement contains representations, warranties and covenants of the parties, which were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were made for the benefit of the other party and should not be relied upon by any other person. Such representations, warranties and covenants (i) are subject to limitations agreed upon among the parties (ii) have been qualified by schedules and exhibits, (iii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iv) are made as of specified dates, and (v) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations, warranties and covenants should not be relied upon as characterizations of the actual state of facts.

CAUTIONARY STATEMENT
This report contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the Plan of Liquidation, including the availability, timing and amount of potential future distributions to stockholders, the timing of asset sales and whether and when the sale of Jones Crossing will be completed, and Stratus’ estimated pre-tax proceeds from the sale of Jones Crossing. The words “anticipate,” “may,” “can,” “plan,” “believe,”

“potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the Plan of Liquidation, including the availability, timing and amount of the distributions to stockholders in connection with the Plan of Liquidation, including changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations, the amounts that will need to be set aside by Stratus, the adequacy of such reserves to satisfy Stratus’ obligations, Stratus’ ability to successfully execute the Plan of Liquidation, including the ability to market and sell all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the possibility that Stratus’ stockholders will not approve the Plan of Liquidation, the ability of the Board to abandon, modify or delay implementation of the Plan of Liquidation, even after stockholder approval, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan of Liquidation, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan of Liquidation, whether Stratus and Purchaser will satisfy their respective obligations and conditions to closing under the Purchase Agreement in the anticipated timeframe or at all, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on terms the Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, inflation and elevated interest rates, the effect of changes in tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2025, and other documents Stratus filed from time to time with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
2.1†	Agreement of Sale and Purchase by and between College Station 1892 Properties, L.L.C., as seller, and Brixmor Operating Partnership LP, as purchaser, dated as of May 21, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
† Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: May 28, 2026